                                                                 EXHIBIT m(1)(e)

                                 AMENDMENT NO. 4
                                     TO THE
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

     The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a
             Delaware business trust, is hereby amended as follows:

      Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                               MINIMUM
                                                                ASSET
FUND                                                            BASED             MAXIMUM            MAXIMUM
                                                                SALES             SERVICE           AGGREGATE
CLASS A SHARES                                                  CHARGE              FEE                FEE
--------------                                                 -------            -------           ---------

AIM Developing Markets Fund                                     0.25%              0.25%              0.50%
AIM Global Biotech Fund                                         0.25%              0.25%              0.50%
AIM Global Energy Fund                                          0.25%              0.25%              0.50%
AIM Global Financial Services Fund                              0.25%              0.25%              0.50%
AIM Global Health Care Fund                                     0.25%              0.25%              0.50%
AIM Global Science and Technology Fund                          0.25%              0.25%              0.50%
AIM Strategic Income Fund                                       0.10%              0.25%              0.35%



--------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

                                                               MINIMUM
                                                                ASSET
FUND                                                            BASED             MAXIMUM            MAXIMUM
                                                                SALES             SERVICE           AGGREGATE
CLASS C SHARES                                                  CHARGE              FEE                FEE
--------------                                                 -------            -------           ---------

AIM Developing Markets Fund                                     0.75%              0.25%              1.00%
AIM Global Biotech Fund                                         0.75%              0.25%              1.00%
AIM Global Energy Fund                                          0.75%              0.25%              1.00%
AIM Global Financial Services Fund                              0.75%              0.25%              1.00%
AIM Global Health Care Fund                                     0.75%              0.25%              1.00%
AIM Global Science and Technology Fund                          0.75%              0.25%              1.00%
AIM Strategic Income Fund                                       0.75%              0.25%              1.00%


         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  September 23, 2002

                                                              AIM INVESTMENT FUNDS
                                                              (on behalf of its Class A and Class C Shares)



Attest:   /s/ P. MICHELLE GRACE                               By:  /s/ ROBERT H. GRAHAM
         ----------------------------------------                 -------------------------------------------------
             Assistant Secretary                                      Robert H. Graham
                                                                      President